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                                                                    Exhibit 5

                            GREENBERG TRAURIG, P.A.

                               One East Camelback
                             Phoenix, Arizona 85012
                                 (602) 263-2300



                                                                 E-Mail:
Robert S. Kant                                              KantR@GTLaw.com
602-263-2606              September 7, 1999                 File No. 31114-806



Styling Technology Corporation
7400 East Tierra Buena Lane
Scottsdale, Arizona 85260

                  RE:      REGISTRATION STATEMENT ON FORM S-1
                           STYLING TECHNOLOGY CORPORATION

Ladies and Gentlemen:

                  As legal counsel to Styling Technology Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-1 (the "Registration Statement"), to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 4,000,000 shares of common stock of the Company covered by the Registration Statement (the "Shares"). The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

         A. The First Amended and Restated Certificate of Incorporation of the Company;

         B.       The Bylaws of the Company;

         C.       The Registration Statement; and

         D. The Resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and the transactions in connection therewith.

                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that, when (a) the Registration Statement as then amended shall have been declared effective by the Commission, (b) the Underwriting Agreement shall have
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GREENBERG TRAURIG

Styling Technology Corporation
September 7, 1999
Page 2


been duly executed and delivered, and (c) the Shares have been duly issued, authenticated, paid for, sold, and delivered, by the Company as described in the Registration Statement and in accordance with the provisions of the Underwriting Agreement, the Shares will be validly issued, fully paid, and nonassessable.

                  Our opinion is limited to the legality of matters under federal securities laws and the General Corporation Laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules, and regulations and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement and in any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 for this same offering, the inclusion of this opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement, and to the filing of this opinion with any other appropriate governmental agency.

                                           Very truly yours,

                                           /s/ Greenberg Traurig, P.A.


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